As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PFIZER INC.

(Exact name of registrant as specified in its charter)

Delaware	13-5315170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

(Exact name of registrant as specified in its charter)

Republic of Singapore	98-1729037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Pfizer Inc.

66 Hudson Boulevard East

New York, NY 10001-2192

(212) 733-2323

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Margaret M. Madden, Esq.

Senior Vice President and Corporate Secretary,

Chief Governance Counsel

Pfizer Inc.

66 Hudson Boulevard East

New York, NY 10001-2192

(212) 733-2323

(Name, address, including zip code and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Pfizer Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

PFIZER INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

DEBT SECURITIES

Pfizer Inc. (“Parent”) may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units or guarantees. Pfizer Investment Enterprises Pte. Ltd., a wholly-owned subsidiary of Parent (“Pfizer Singapore”), may from time to time offer to sell debt securities, which will be fully and unconditionally guaranteed by Parent. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

The common stock of Parent is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PFE.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 23, 2024.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings, and selling securityholders may offer such securities owned by them from time to time. You should carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by Parent, Pfizer Singapore and/or selling securityholders. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

References in this prospectus to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries, including Pfizer Investment Enterprises Pte. Ltd., unless otherwise stated or the context so requires. References to “Parent” in this prospectus are to Pfizer Inc., excluding its consolidated subsidiaries. References in this prospectus to “Pfizer Singapore” refer to Pfizer Investment Enterprises Pte. Ltd.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties and potentially inaccurate assumptions.

We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning or by using future dates.

We include forward-looking information in our discussion of the following, among other topics:

•	our anticipated operating and financial performance, including financial guidance and projections;

•	reorganizations, business plans, strategy goals and prospects;

•

expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, clinical trial results and other developing data; revenue contribution and projections; potential pricing and reimbursement; potential market dynamics, including patient demand, market size and utilization rates; and growth, performance, timing of exclusivity and potential benefits;

•	strategic reviews, capital allocation objectives, dividends and share repurchases;

•	plans for and prospects of our acquisitions, dispositions and other business development activities, and our ability to successfully capitalize on growth opportunities and prospects;

•	sales, expenses, interest rates, foreign exchange rates and the outcome of contingencies, such as legal proceedings;

•	expectations regarding the impact of or changes to existing or new government regulations or laws;

•	our ability to anticipate and respond to and our expectations regarding the impact of macroeconomic, geopolitical, health and industry trends, pandemics, acts of war and other large-scale crises; and

•	manufacturing and product supply.

In particular, forward-looking information included or incorporated by reference in this prospectus may include statements relating to specific future actions, performance and effects, including, among others, the expected benefits of the organizational changes to our operations; our anticipated operating and financial performance; our ongoing efforts to respond to COVID-19, including our plans and expectations regarding Comirnaty and Paxlovid, and any potential future vaccines or treatments, including anticipated revenue and expectations for the commercial market for Comirnaty and Paxlovid; our expectations regarding the impact of COVID-19 on our business; expected patent terms; the expected impact of patent expiries and generic and biosimilar competition; the expected pricing pressures on our products and the anticipated impact to our business; the benefits expected from our business development transactions, including our December 2023 acquisition of Seagen Inc. (“Seagen”); our anticipated liquidity position; the anticipated costs, savings and potential benefits from certain of our initiatives, including our enterprise-wide Realigning our Cost Base program, which we launched in October 2023, and our Transforming to a More Focused Company program; our expectations regarding the impact from the 2023 tornado on our manufacturing facility in Rocky Mount, NC; our greenhouse gas emission reduction goals; our planned capital spending; and our capital allocation framework.

A list and description of risks, uncertainties and other matters can be found in Parent’s most recent Annual Report on Form 10-K and each of Parent’s subsequently filed Quarterly Reports on Form 10-Q, in each case, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in Parent’s Current Reports on Form 8-K, and in this prospectus and any accompanying prospectus supplement, in each case, including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW OR BY THE RULES AND REGULATIONS OF THE SEC. YOU ARE ADVISED, HOWEVER, TO CONSULT ANY FURTHER DISCLOSURES WE MAKE ON RELATED SUBJECTS IN PARENT’S FORM 10-K, 10-Q AND 8-K REPORTS AND PARENT’S OTHER FILINGS WITH THE SEC.

INFORMATION ABOUT PFIZER INC.

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

We are committed to strategically capitalizing on growth opportunities, primarily by advancing our own product pipeline and maximizing the value of our existing products, but also through various business development activities. We view our business development activity as an enabler of our strategies and seek to generate growth by pursuing opportunities and transactions that have the potential to strengthen our business and our capabilities. We assess our business, assets and scientific capabilities/portfolio as part of our regular, ongoing portfolio review process and also continue to consider business development activities that will help advance our business strategy.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 66 Hudson Boulevard East, New York, New York 10001-2192, and our telephone number is (212) 733-2323.

INFORMATION ABOUT PFIZER INVESTMENT ENTERPRISES PTE. LTD.

Pfizer Singapore is a recently formed, wholly-owned subsidiary of Parent. Pfizer Singapore is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Pfizer Singapore has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Pfizer Singapore is presented or incorporated by reference into this prospectus. The historical consolidated financial information of Pfizer as of December 31, 2023 and 2022, and for the fiscal years ended December 31, 2023, 2022 and 2021, is incorporated in this prospectus by reference to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. See “Where You Can Find More Information.”

Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore on April 24, 2023 and was assigned company registration number 202315648E. The registered office of Pfizer Singapore is located at 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315.

RISK FACTORS

You should consider carefully the information under the headings “Risk Factors” in Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, in any applicable prospectus supplement and any risk factors set forth in Parent’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including Parent’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. If known or unknown risks or uncertainties materialize, our business operations, financial condition, operating results (including components of our financial results), cash flows, prospects, reputation or credit ratings could be adversely affected now and in the future, potentially in a material way. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities. The use of any proceeds of debt securities issued by Pfizer Singapore will be subject to applicable Singapore law.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INC.

In this “Description of Debt Securities of Pfizer Inc.” section, references to the “Issuer” refer to Pfizer Inc. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under an indenture, dated as of September 7, 2018 (the “Parent indenture”), between the Issuer and The Bank of New York Mellon, as trustee. The Parent indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Inc.” section, we refer to the Parent indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Parent indenture and relevant supplemental indenture because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary have the meanings specified in the indenture. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Consolidation, Merger or Sale

The Issuer has agreed not to consolidate with or merge into any other person or convey or transfer its properties and assets as an entirety or substantially as an entirety to any other person, unless:

(a)

the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform; and

(b)

the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other person or any conveyance or transfer of the properties and assets of the Issuer as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer shall be relieved of all obligations and covenants under the indenture and the debt securities.

Modification of Indenture

Under the indenture, the Issuer and the applicable trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure; or

•	the Issuer, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Defeasance

When we use the term defeasance, we mean discharge from some or all of the Issuer’s obligations under the indenture. Subject to certain additional conditions, if the Issuer irrevocably deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer will be discharged from its obligations with respect to the debt securities of such series; or

•	the Issuer will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INVESTMENT ENTERPRISES PTE. LTD.

In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, references to the “Issuer” refer to Pfizer Investment Enterprises Pte. Ltd. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. Any debt securities of the Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Pfizer Inc. (“Parent”). See “—Guarantee of Debt Securities.” The Issuer is a private company limited by shares incorporated under the laws of the Republic of Singapore in order to facilitate the offering of debt securities. The Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Issuer has issued and may issue in the future that are fully and unconditionally guaranteed by Parent.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under the indenture, dated as of May 19, 2023 (the “Pfizer Singapore indenture”) between the Issuer, Parent and The Bank of New York Mellon, as trustee. The Pfizer Singapore indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, we refer to the Pfizer Singapore indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Pfizer Singapore indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities. The indenture will governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, and general Singapore tax consequences applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

Parent will unconditionally and irrevocably guarantee the payment of all of the Issuer’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to the guarantee (the “Guarantee”) included in the indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.

Consolidation, Merger or Sale

The Issuer and Parent will not consolidate with or merge into any other person or convey or transfer the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety, to any other person, unless:

(a)

(x) in the case of the Issuer, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform, or (y) in the case of Parent, the performance of the Guarantee of Parent and the performance and observance of all covenants and conditions of the indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Issuer or Parent, as the case may be; and

(b)

the Issuer or Parent, as the case may be, delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer or Parent, as the case may be, with, or merger of the Issuer or Parent, as the case may be, into, any other person or any conveyance or transfer of the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, as the case may be, under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer or Parent, as the case may be, shall be relieved of all obligations and covenants under the indenture and the debt securities.

Substitution of Parent as Issuer

Under the indenture, Parent has the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to Parent.

Issuer Assets and Operations

The indenture contains a covenant requiring that, prior to a Parent Assumption, the Issuer shall remain a wholly-owned subsidiary of Parent (or any successor Parent under the covenant described under “—Consolidation, Merger or Sale”) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of Parent (or any such successor to Parent).

Modification of Indenture

Under the indenture, the Issuer, Parent and the applicable trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, no adverse change in or release of the Guarantee (other than in accordance with the terms of the indenture) and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure;

•	the Issuer or Parent, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer or Parent; or

•

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer or Parent has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer or Parent has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Defeasance

When we use the term defeasance, we mean discharge from some or all of the Issuer’s and Parent’s obligations under the indenture. Subject to certain additional conditions, if the Issuer irrevocably deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer and Parent will be discharged from their obligations with respect to the debt securities of such series; or

•

the Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer or to Parent.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of Parent’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, Parent’s restated certificate of incorporation (the “Certificate of Incorporation”), Parent’s by-laws, as amended (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

Common Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 12 billion shares of common stock, par value $0.05 per share. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of Parent’s stock. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to vote of Parent’s stockholders. The holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by the Board of Directors of Parent out of funds legally available therefor. Upon liquidation, dissolution or winding up of Parent’s affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in Parent’s net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of February 15, 2024, there were 5,646,778,425 shares of Parent’s common stock outstanding. The common stock is traded on the NYSE under the trading symbol “PFE.”

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 27 million shares of preferred stock, without par value. The preferred stock may be issued in one or more series, and the Board of Directors of Parent is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of February 15, 2024, there were no shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Anti-takeover Effects of the Certificate of Incorporation, By-laws and Delaware Law

Certificate of Incorporation and By-laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage some transactions involving an actual or potential change in control of Parent or a change in Parent’s management and may limit the ability of Parent’s stockholders to remove current management or approve transactions that Parent’s stockholders may deem to be in their best interests. Among other things, these provisions:

•

limit the right of stockholders to call special meetings of stockholders to holders of at least 10% of the total number of shares of stock entitled to vote on the matter to be brought before the proposed special meeting;

•	authorize the Board of Directors of Parent to establish one or more series of preferred stock without stockholder approval;

•

authorize the Board of Directors of Parent to issue dividends in the form of stock purchase or similar rights, including rights that would have the effect of making an attempt to acquire us more costly;

•	grant to the Board of Directors of Parent, and not to the stockholders, the sole power to set the number of directors;

•

require that any action required or permitted to be taken by Parent’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing; and

•

subject to the rights of the holders of any one or more series of preferred stock then outstanding, allow Parent’s directors, and not its stockholders, to fill vacancies on the Board of Directors of Parent, including vacancies resulting from the removal of one or more directors or an increase in the number of directors constituting the whole Board of Directors of Parent.

Delaware Law. Parent is a Delaware corporation and consequently is also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless (a) the interested stockholder attained such status with the approval of the corporation’s board of directors, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock, and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by the Board of Directors of Parent, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees (other than guarantees by Parent of debt securities issued by Pfizer Singapore) that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Parent, Pfizer Singapore and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, Parent, Pfizer Singapore or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Parent, Pfizer Singapore and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Margaret M. Madden, Parent’s Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the securities for us. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of Parent’s common stock.

EXPERTS

The consolidated financial statements of Parent and subsidiary companies as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, contains an explanatory paragraph that states the Company acquired Seagen on December 14, 2023, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, Seagen and its subsidiaries’ internal control over financial reporting associated with 22% of assets and 0.2% of revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2023. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Seagen and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Parent files annual, quarterly and special reports, proxy statements and other information with the SEC. Parent’s SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on Parent’s website at http://www.pfizer.com.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024;

•

Portions of Parent’s Definitive Proxy Statement on Schedule 14A, filed on March  16, 2023, that are incorporated by reference into Part III of Parent’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	Parent’s Current Report on Form 8-K filed with the SEC on January 10, 2024; and

•	The description of Parent’s common stock set forth in Exhibit 4.26 to Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024.

We also incorporate by reference any future filings made by Parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Senior Vice President and Corporate Secretary

Pfizer Inc.

66 Hudson Boulevard East,

New York, New York 10001-2192

(212) 733-2323

The information contained on our website, our Facebook, Youtube and LinkedIn Pages or our Twitter accounts does not, and shall not be deemed to, constitute a part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS

The Pfizer Singapore indenture and debt securities will be governed by New York law. Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. In addition, some of Pfizer Singapore’s directors, and all or a substantial portion of the assets of Pfizer Singapore, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Pfizer Singapore or to enforce against Pfizer Singapore in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Pfizer Singapore has, however, agreed to appoint Parent to be its authorized agent for service of process with respect to actions based on offers and sales of debt securities made in the United States and other violations of United States securities laws.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against Pfizer Singapore and its directors. Singapore courts may not recognize or enforce judgments against Pfizer Singapore and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

PART II

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable in connection with the registration of the securities registered hereby:

SEC registration fees	$	*
Trustee’s and transfer agent’s fees		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Stock exchange listing fees		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimated at this time.
**	These fees are calculated based on the number of issuances and the amount of securities offered and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Pfizer Inc.

Section 145 of the DGCL permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith or resulting therefrom.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (v) an officer in any action by or in the right of the corporation or (vi) a director or officer for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to Article V, Section 1 of the By-Laws, Parent will indemnify and hold harmless directors and officers who were or are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or is amended. Parent has entered into agreements with its directors and certain of its officers requiring Parent to indemnify such persons to the fullest extent permitted by the By-Laws. Parent also maintains insurance coverage relating to certain liabilities of directors and officers.

Pfizer Investment Enterprises Pte. Ltd.

Under Singapore law, any provision that purports to exempt any officer (including a director) of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Further any provision by which a company directly or indirectly provides an indemnity (to any extent) for an officer (including a director) of the company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void, except as permitted by section 172A or section 172B of the Companies Act 1967 of Singapore (“Companies Act”):

•

Under Section 172A of the Companies Act, a company can maintain insurance for an officer (including a director) against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

•

Under Section 172B of the Companies Act, a company can generally indemnify an officer (including a director) against liability incurred by the officer to a person other than the company, other than in certain exceptions including inter alia, any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising) or any liability incurred by the officer in defending criminal proceedings in which he or she is convicted or in defending civil proceedings brought by the company or a related company in which judgment is given against him or her.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index below and are incorporated by reference in this prospectus.

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of Pfizer Inc., dated December 14, 2020 (incorporated by reference from Parent’s Current Report on Form 8-K, filed on December 14, 2020)†

3.2	By-Laws of Pfizer Inc., as amended on December 9, 2022 (incorporated by reference from Parent’s Current Report on Form 8-K, filed on December 13, 2022)†

4.1	Indenture, dated as of September 7, 2018, between Pfizer Inc. and The Bank of New York Mellon, as trustee (the “Parent indenture”) (incorporated by reference from Parent’s Current Report on Form 8-K, filed on September 7, 2018)†

4.2	Indenture, dated as of May 19, 2023, among Pfizer Investment Enterprises Pte. Ltd., Pfizer Inc. and The Bank of New York Mellon, as trustee (the “Pfizer Singapore indenture”) (incorporated by reference from Parent’s Current Report on Form 8-K, filed on May 19, 2023)†

4.3	Form of Specimen Certificate of Common Stock (incorporated by reference from Parent’s Registration Statement on Form S-3, filed on May 10, 2012)†

Exhibit Number	Exhibit

4.4	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock*

4.5	Form of Warrant Agreement*

4.6	Form of Purchase Contract Agreement*

4.7	Form of Purchase Unit Agreement*

4.8	Form of Depositary Agreement*

5.1	Opinion of Counsel and Consent of Margaret M. Madden, Esq., Senior Vice President and Corporate Secretary, Chief Governance Counsel of Pfizer Inc.**

22.1	Subsidiary Issuers of Guaranteed Securities (incorporated by reference from Parent’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024)†

23.1	Consent of Margaret M. Madden, Esq., Senior Vice President and Corporate Secretary, Chief Governance Counsel of Pfizer Inc. (included as part of Exhibit 5.1)**

23.2	Consent of KPMG LLP**

24.1	Power of Attorney of Pfizer Inc. (included as part of the signature pages hereto)**

24.2	Power of Attorney of Pfizer Investment Enterprises Pte. Ltd. (included as part of the signature pages hereto)**

25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the Parent indenture**

25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to the form of the Pfizer Singapore indenture**

107	Calculation of Filing Fee Tables**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.
†	Previously filed.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the

“Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i), (a)1(ii) and (a)1(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Parent’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pfizer Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 23, 2024.

PFIZER INC. Registrant

By:	/s/ Margaret M. Madden
Margaret M. Madden
Senior Vice President and Corporate Secretary
Chief Governance Counsel

Each person whose signature appears below hereby constitutes and appoints Douglas M. Lankler and Margaret M. Madden and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert Bourla Albert Bourla	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2024

/s/ David M. Denton David M. Denton	Chief Financial Officer, Executive Vice President (Principal Financial Officer)	February 20, 2024

/s/ Jennifer B. Damico Jennifer B. Damico	Senior Vice President and Controller (Principal Accounting Officer)	February 20, 2024

/s/ Ronald E. Blaylock Ronald E. Blaylock	Director	February 21, 2024

/s/ Susan Desmond-Hellmann Susan Desmond-Hellmann	Director	February 21, 2024

/s/ Joseph J. Echevarria Joseph J. Echevarria	Director	February 20, 2024

/s/ Scott Gottlieb Scott Gottlieb	Director	February 21, 2024

/s/ Helen H. Hobbs Helen H. Hobbs	Director	February 20, 2024

/s/ Susan Hockfield Susan Hockfield	Director	February 20, 2024

/s/ Dan R. Littman Dan R. Littman	Director	February 20, 2024

/s/ Shantanu Narayen Shantanu Narayen	Director	February 20, 2024

/s/ Suzanne Nora Johnson Suzanne Nora Johnson	Director	February 20, 2024

/s/ James Quincey James Quincey	Director	February 21, 2024

/s/ James C. Smith James C. Smith	Director	February 20, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pfizer Investment Enterprises Pte. Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on February 23, 2024.

PFIZER INVESTMENT ENTERPRISES PTE. LTD. Registrant

By:	/s/ Brian James Mc Mahon
Brian James Mc Mahon
Director

Each person whose signature appears below hereby constitutes and appoints Brian James Mc Mahon and Dana Alan Ritchey and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian James Mc Mahon Brian James Mc Mahon	Director (Authorized U.S. Representative)	February 23, 2024

/s/ Dana Alan Ritchey Dana Alan Ritchey	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 23, 2024

/s/ Yeo Bee Leng Yeo Bee Leng	Director	February 23, 2024